                          [METLIFE LETTERHEAD & LOGO]



Contacts:     For Media:       John Calagna
                               (212) 578-6252

              For Investors:   Tracey Dedrick
                               (212) 578-5140


          METLIFE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2004 RESULTS

    RECORD FULL YEAR NET INCOME OF $2.76 BILLION, UP 24% FROM THE PRIOR YEAR RECORD FULL YEAR OPERATING EARNINGS OF $2.65 BILLION, UP 18% FROM THE PRIOR YEAR


NEW YORK, February 9, 2005 - MetLife, Inc. (NYSE: MET) today reported fourth quarter 2004 net income of $511 million, or $0.68 per diluted share, compared with $701 million, or $0.92 per diluted share, for the fourth quarter of 2003. The company also reported that net income for 2004 was a record $2.76 billion, or $3.65 per diluted share, compared with net income of $2.22 billion, or $2.94 per diluted share, for 2003.

FOURTH QUARTER HIGHLIGHTS
o       Earned total premiums, fees and other revenues of $7.0 billion
o       Repurchased over 12 million common shares

For the fourth quarter of 2004, net income of $511 million included net investment losses, net of income taxes, of $138 million and charges directly related to net investment gains and losses, net of income taxes, of $3 million. Included in the net investment losses were $174 million of losses primarily related to derivatives which did not qualify for hedge accounting, net of income taxes.

For the fourth quarter of 2003, net income of $701 million included net investment gains, net of income taxes, of $72 million and credits directly related to net investment gains and losses, net of income taxes, of $90 million. Fourth quarter 2003 net income also included a charge for the cumulative effect of a change in accounting, net of income taxes, of $26 million resulting from the required application of a new accounting standard.

"For the third year in a row, MetLife had record net income and operating earnings as we continued to deliver top-line growth in excess of our targets," said Robert H. Benmosche, chairman and chief executive officer of MetLife, Inc. "During the fourth quarter, our results benefited from higher investment income resulting from the improved equity and credit markets."

"Throughout 2004, we continued to deliver on our financial objectives, grow our core businesses and build upon MetLife's strengthened foundation. Looking ahead, we are focused on achieving our 2005 goals and we are excited about the planned acquisition of Travelers Life & Annuity. This transaction will give us an expanded presence in the individual, retirement and savings and international markets. All of MetLife's associates are committed to integrating this acquisition on schedule," added Benmosche.

MetLife analyzes its performance using non-GAAP measures called operating earnings and operating earnings per diluted share. Operating earnings is defined as GAAP net income, excluding net investment gains and losses and directly related charges or credits, net of income taxes, and the impact from the cumulative effect of a change in accounting, net of income taxes. Discontinued operations and scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings. Operating earnings per diluted share is calculated by dividing operating earnings as defined above by the number of weighted average diluted shares outstanding for the period indicated. MetLife believes these measures enhance the understanding and comparability of its performance by excluding the net effect of investment gains and losses and directly related charges or credits, which can fluctuate significantly from period to period, and the impact of the cumulative effect of accounting changes, net of income taxes, thereby highlighting the results from operations and the underlying profitability drivers of the business. Operating earnings and operating earnings per diluted share should not be viewed as substitutes for GAAP net income and GAAP net income per diluted share, respectively.

Operating earnings for the fourth quarter of 2004 were $652 million, or $0.87 per diluted share, compared with $565 million, or $0.74 per diluted share, for the prior year period.

A reconciliation of net income and net income per diluted share to operating earnings and operating earnings per diluted share follows:

                                      For the three months ended December 31,
                                      ---------------------------------------
                                             2004                2003
                                      ------------------  -------------------
                                    (Dollars in millions, except per share data)
Net income                                $511    $0.68     $701    $0.92
Net investment (gains) losses,
  net of income taxes(1)                   138     0.19      (72)   (0.09)
Adjustments related to net investment
  (gains) losses, net of income taxes(2)     3       --      (90)   (0.12)
Cumulative effect of a change in
  accounting, net of income taxes(3)        --       --       26     0.03
                                      ---------------------------------------
Operating earnings                        $652    $0.87     $565    $0.74
                                      ==================  ===================

(1) Net investment gains (losses), net of income taxes, include gains (losses) on sales of real estate and real estate joint ventures related to discontinued operations of $2 million and $205 million for the three months ended December 31, 2004 and 2003, respectively. Net investment gains (losses), net of income taxes, exclude gains of $2 million and $18 million for the three months ended December 31, 2004 and 2003, respectively, from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment. Net investment gains (losses), net of income taxes, for the three months ended December 31, 2004 include a loss of $17 million related to the value of an embedded derivative associated with a funds withheld reinsurance treaty that was converted to a coinsurance agreement.
(2) Adjustments related to net investment gains (losses), net of income taxes, include amortization of deferred policy acquisition costs, adjustments related to the policyholder dividend obligation and amounts allocable to certain participating contracts.
(3) Cumulative effect of a change in accounting, net of income taxes, for the three months ended December 31, 2003 is in accordance with FASB Statement 133 Implementation Issue B36 ("Issue B36").

FULL YEAR HIGHLIGHTS
o Increased total premiums, fees and other revenues to $26.7 billion, up 9% from the prior year
o Continued strong investment spreads
o Grew book value, excluding other comprehensive income, 8% from the prior year to $19.9 billion

FULL YEAR RESULTS
Net income for 2004 was a record $2.76 billion, or $3.65 per diluted share, compared with net income of $2.22 billion, or $2.94 per diluted share, for 2003. For 2004, net income includes net investment gains, net of income taxes, of $158 million and credits directly related to net investment gains and losses, net of income taxes, of $34 million. The 2004 period also included an approximate $86 million charge, net of income taxes, in the first quarter of 2004 for the cumulative effect of a change in accounting resulting from the required application of a new accounting standard.

Net income for 2003 included net investment losses, net of income taxes, of $145 million, mostly offset by credits directly related to net investment gains and losses, net of income taxes, of $141 million. In addition, the 2003 period included a charge for the cumulative effect of a change in accounting, net of income taxes, of $26 million resulting from the required application of a new accounting standard.

Operating earnings, as defined above, for 2004 were a record $2.65 billion, or $3.51 per diluted share, compared with $2.25 billion, or $3.01 per diluted share, in 2003.

A reconciliation of net income and net income per diluted share to operating earnings and operating earnings per diluted share follows:

                                             For the year ended December 31,
                                    --------------------------------------------
                                             2004                2003
                                    --------------------- ----------------------
                                    (Dollars in millions, except per share data)

Net income                                $2,758   $3.65      $2,217   $2.94
Net investment (gains) losses,
  net of income taxes(1)                    (158)  (0.21)        145    0.19
Adjustments related to net investment
  (gains) losses, net of income taxes(2)     (34)  (0.04)       (141)  (0.18)
Cumulative effect of a change in
  accounting, net of income taxes(3)          86    0.11          26    0.03
Impact of conversion of securities            --      --          --    0.03
                                    --------------------- ----------------------
Operating earnings                        $2,652   $3.51      $2,247   $3.01
                                    ===================== ======================

(1) Net investment gains (losses), net of income taxes, include gains on sales of real estate and real estate joint ventures related to discontinued operations of $90 million and $266 million for the years ended December 31, 2004 and 2003, respectively. Net investment gains (losses), net of income taxes, exclude gains of $33 million and $53 million for the years ended December 31, 2004 and 2003, respectively, from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment. Net investment gains (losses), net of income taxes, for the year ended December 31, 2004 include a loss of $17 million related to the value of an embedded derivative associated with a funds withheld reinsurance treaty that was converted to a coinsurance agreement.
(2) Adjustments related to net investment gains (losses), net of income taxes, include amortization of deferred policy acquisition costs, adjustments related to the policyholder dividend obligation and amounts allocable to certain participating contracts.
(3) Cumulative effect of a change in accounting, net of income taxes, for the year ended December 31, 2004 relates to the adoption of AICPA Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Non-Traditional Long-Duration Contracts and for Separate Accounts. Cumulative effect of a change in accounting, net of income taxes, for the year ended December 31, 2003 is in accordance with Issue B36.

For 2004, net income and operating earnings also included a $105 million benefit ($0.14 per diluted share) from the resolution of an IRS audit in the second quarter of 2004. In addition, net income for the third quarter of 2004 included a $9 million ($0.01 per diluted share) benefit from a revision of the estimate of income taxes for 2003.

For 2003, net income and operating earnings also included a $92 million benefit, net of income taxes, ($0.13 per diluted share) from a reduction of a previously established liability related to Metropolitan Life Insurance Company's race conscious underwriting settlement, as well as a $62 million benefit, net of income taxes, ($0.08 per diluted share) in the International segment from the merger of the company's Mexican operations and a reduction in Mexico of policyholder liabilities resulting from a change in reserve methodology. Full year 2003 net income and operating earnings also included a $36 million benefit ($0.05 per diluted share) from a revision of the estimate of income taxes for 2002 and a $31 million charge, net of income taxes, ($0.05 per diluted share) related to previously deferred expenses.

FOURTH QUARTER SEGMENT OVERVIEW
Reconciliations of segment net income to operating earnings are provided in the tables that accompany this release.

INSTITUTIONAL BUSINESS EARNINGS UP 11%
Institutional Business operating earnings for the fourth quarter of 2004 were $308 million, compared with $277 million in the prior year period. The improvement in earnings in the segment was primarily due to higher interest spreads and continued growth in the asset base for the company's Retirement and Savings business. Earnings in the group life and in the non-medical health and other businesses were essentially flat compared to the prior year period. Slightly higher underwriting and investment results were offset by higher expenses, including costs associated with the closing of one of the company's disability claims centers.

During the quarter, group life premiums, fees and other revenues grew 9% over the prior year period primarily due to higher life sales and favorable persistency. Retirement and Savings net investment income grew 10% largely due to an increase in the asset base driven by favorable sales, particularly in the structured settlement business, and higher corporate joint venture income. Non-medical health premiums, fees and other revenues increased 16% over the prior year period due to continued growth in the small business market and long-term care. Growth in long-term care was due, in part, to the early 2004 acquisition of TIAA-CREF's long-term care insurance business.

INDIVIDUAL BUSINESS EARNINGS UP 16%
Individual Business operating earnings were $200 million in the fourth quarter of 2004, compared with $173 million in the prior year period. Results in Individual Business were driven by higher earnings in the annuity product line due to overall growth in this product segment, as well as strong interest spreads. Variable/universal life results benefited from higher interest margins, improved mortality and higher fee income due to growth. Traditional life results reflected adverse mortality experience and the continuing decline in revenues from the company's closed block business. In addition, the unlocking of deferred policy acquisition costs during the quarter reduced earnings in the traditional, variable/universal life, and other businesses and increased earnings in the annuity business. Fees for the investment-type products within the annuity business increased by 29% compared with the year ago period. In addition, first year premiums and deposits for the universal life business were up 9% from the prior year period, while variable life sales continued to be depressed due to market conditions.

AUTO & HOME EARNINGS UP 19%
Auto & Home operating earnings were $63 million in the fourth quarter of 2004, compared with $53 million in the prior year period. Auto & Home's results benefited from an improved non-catastrophe combined ratio (92.2%) including favorable claim development related to prior accident years. These factors were partially offset by higher catastrophe losses, including an additional $10 million, net of income taxes, for the hurricanes that occurred in the third quarter of 2004.

INTERNATIONAL
International operating earnings were $26 million in the fourth quarter of 2004, compared with $34 million in the prior year period. Earnings in the International segment were adversely impacted by a strengthening of the company's liabilities on its Canadian pension business, as well as continuing investments in growth initiatives.

INVESTMENTS
During the 2004 quarter, corporate joint venture income, bond prepayment fees and commercial mortgage prepayment fees were at higher than normal levels.

CORPORATE EVENTS
Share Repurchase
----------------
For the quarter ended December 31, 2004, the company repurchased through its share repurchase program over 12 million shares of common stock at an aggregate cost of approximately $503 million. A portion of the repurchases were made through an accelerated share repurchase arrangement, through which the company repurchased approximately 7.3 million shares at a cost of approximately $300 million, subject to adjustment. At December 31, 2004, the company had approximately $710 million remaining on its existing share repurchase authorization. As a result of the company's agreement to acquire Travelers Life & Annuity from Citigroup, MetLife has currently suspended its share repurchase activity.

Earnings Conference Call
------------------------
MetLife will hold its fourth quarter and full year 2004 earnings conference call and audio Webcast on Thursday, February 10, 2005, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 332-0720 (domestic and international callers). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 11:30 a.m. (ET) on Thursday, February 10, 2005, until Thursday, February 17, 2005, at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844 (domestic and international callers). The access code for the replay is 764942. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve individuals in approximately 13 million households in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. Outside the U.S., the MetLife companies serve approximately 9 million customers through direct insurance operations in Argentina, Brazil, Chile, China, Hong Kong, India, Indonesia, Mexico, South Korea, Taiwan and Uruguay. For more information about MetLife, please visit the company's Web site at www.metlife.com.

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or credit ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) the company's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and
(xv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For a copy of MetLife's Quarterly Financial Supplement, please visit www.metlife.com.

                                     # # #

                                  MetLife, Inc.
                        Consolidated Statements of Income
                                    Unaudited
                          (Dollar amounts in millions)

                                                                           Three months ended             Year ended
                                                                              December 31,                December 31,
                                                                         ----------------------      ----------------------
                                                                            2004         2003          2004          2003
                                                                         --------      --------      --------      --------
Premiums                                                                 $  5,882      $  5,679      $ 22,316      $ 20,673
Universal life and investment-type product policy fees                        757           698         2,900         2,496
Net investment income                                                       3,301         2,993        12,418        11,539
Other revenues                                                                309           313         1,198         1,199
Net investment gains (losses)                                                (187)         (154)          182          (582)
                                                                         --------      --------      --------      --------
          Total revenues                                                   10,062         9,529        39,014        35,325
                                                                         --------      --------      --------      --------
Policyholder benefits and claims                                            5,949         5,621        22,662        20,665
Interest credited to policyholder account balances                            778           760         2,998         3,035
Policyholder dividends                                                        445           492         1,814         1,975
Other expenses                                                              2,155         1,958         7,761         7,091
                                                                         --------      --------      --------      --------
          Total expenses                                                    9,327         8,831        35,235        32,766
                                                                         --------      --------      --------      --------
Income from continuing operations before provision for income taxes           735           698         3,779         2,559
Provision for income taxes                                                    223           199         1,071           660
                                                                         --------      --------      --------      --------
Income from continuing operations                                             512           499         2,708         1,899
Income (Loss) from discontinued operations, net of income taxes                (1)          228           136           344
                                                                         --------      --------      --------      --------
Income before cumulative effect of a change in accounting,
  net of income taxes                                                         511           727         2,844         2,243
Cumulative effect of a change in accounting,
 net of income taxes (5)                                                       --           (26)          (86)          (26)
                                                                         --------      --------      --------      --------
Net income                                                               $    511      $    701      $  2,758      $  2,217
                                                                         ========      ========      ========      ========

OPERATING EARNINGS RECONCILIATION
---------------------------------
Net income                                                               $    511      $    701      $  2,758      $  2,217
      Net investment gains (losses)                                          (214)          139           244          (236)
      Minority interest - net investment gains (losses)                         5            (9)           (9)           (9)
      Net investment gains (losses) tax benefit (provision)                    71           (58)          (77)          100
                                                                         --------      --------      --------      --------
Net investment gains (losses), net of income taxes (1) (2) (3)               (138)           72           158          (145)
      Adjustments related to policyholder benefits and dividends               (9)          132            64           184
      Adjustments related to other expenses                                     5             6           (11)           31
      Adjustments related to tax benefit (provision)                            1           (48)          (19)          (74)
                                                                         --------      --------      --------      --------
Adjustments related to net investment gains (losses),
 net of income taxes (4)                                                       (3)           90            34           141
Cumulative effect of a change in accounting, net of income taxes (5)           --           (26)          (86)          (26)
                                                                         --------      --------      --------      --------
Operating earnings                                                       $    652      $    565      $  2,652      $  2,247
                                                                         ========      ========      ========      ========

(1) Net investment gains (losses), net of income taxes, include gains (losses) on sales of real estate and real estate joint ventures related to discontinued operations of $2 million and $205 million for the three months ended December 31, 2004 and 2003, respectively, and $90 million and $266 million for the years ended December 31, 2004 and 2003, respectively.

(2) Net investment gains (losses), net of income taxes, exclude scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment of $2 million and $18 million for the three months ended December 31, 2004 and 2003, respectively, and $33 million and $53 million for the years ended December 31, 2004 and 2003, respectively.

(3) Net investment gains (losses), net of income taxes, for the three months ended December 31, 2004 include a loss of $17 million related to the value of an embedded derivative associated with a funds withheld reinsurance treaty that was converted to a coinsurance agreement.

(4) Adjustments related to net investment gains (losses) include amortization of deferred policy acquisition costs, adjustments related to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(5) Cumulative effect of a change in accounting, net of income taxes, for the year ended December 31, 2004 is in accordance with Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts. Cumulative effect of a change in accounting, net of income taxes, for the year ended December 31, 2003 is in accordance with FASB Statement 133 Implementation Issue B36.

                                  MetLife, Inc.
                              Financial Highlights
                                    Unaudited
  (Dollar amounts in millions, except per share data or unless otherwise noted)

                                                                                       At or for the
                                                                                        three months         At or for the year
                                                                                     ended December 31,      ended December 31,
                                                                                    -------------------     -------------------
                                                                                      2004       2003        2004        2003
                                                                                    -------     -------     -------     -------
Other Financial Data:
  Net income                                                                        $   511     $   701     $ 2,758     $ 2,217
  Operating earnings                                                                $   652     $   565     $ 2,652     $ 2,247
  Total assets under management (billions)                                          $ 386.8     $ 350.2     $ 386.8     $ 350.2

Individual Business Sales Data:
  Total first year life premiums and deposits                                       $   224     $   241     $   940     $   871
  Variable and Universal life first year premiums and deposits
    (including COLI/BOLI)                                                           $   173     $   188     $   753     $   666
  Total annuity deposits                                                            $ 2,566     $ 2,844     $11,294     $11,231
  Mutual fund sales                                                                 $   935     $ 1,251     $ 3,533     $ 3,669

Earnings Per Share Calculation:
  Weighted average common shares outstanding - diluted                                747.7       761.3       754.8       746.8
  Operating earnings per share - diluted                                            $  0.87     $  0.74     $  3.51     $  3.01
  Net income per share - diluted                                                    $  0.68     $  0.92     $  3.65     $  2.94(1)

(1) Accounting standards require gains or losses resulting from the redemption of a subsidiary's redeemable preferred stock to be recorded in additional paid-in capital. However, such gains or losses are included in the calculation of net income per share. During the first quarter of 2003, net income per share includes a $21 million ($0.03 per diluted share) charge associated with the company's conversion of company-obligated mandatorily redeemable securities issued by MetLife Capital Trust I into long-term debt.

                                  MetLife, Inc.
                               Balance Sheet Data
         December 31, 2004 (Unaudited) and December 31, 2003 (Unaudited)
                          (Dollar amounts in millions)

                                                                       At            At
                                                                  December 31,   December 31,
                                                                      2004          2003
                                                                  -----------    -----------
Balance Sheet Data:
  General account assets                                           $ 270,039      $ 251,085
  Separate account assets                                             86,769         75,756
                                                                   ---------      ---------
    Total assets                                                   $ 356,808      $ 326,841
                                                                   =========      =========

  Policyholder liabilities (including amounts of closed block)     $ 194,027      $ 179,571
  Short-term debt                                                      1,445          3,642
  Long-term debt                                                       7,412          5,703
  Other liabilities                                                   44,331         41,020
  Separate account liabilities                                        86,769         75,756
                                                                   ---------      ---------
    Total liabilities                                                333,984        305,692
                                                                   ---------      ---------

  Common stock, at par value                                               8              8
    Capital in excess of par value                                    15,037         14,991
  Retained earnings                                                    6,608          4,193
  Treasury stock                                                      (1,785)          (835)
  Accumulated other comprehensive income                               2,956          2,792
                                                                   ---------      ---------
    Total stockholders' equity                                        22,824         21,149
                                                                   ---------      ---------
    Total liabilities and stockholders' equity                     $ 356,808      $ 326,841
                                                                   =========      =========

                                  MetLife, Inc.
               Reconciliations of Net Income to Operating Earnings
                                    Unaudited
                          (Dollar amounts in millions)

                                                                                        Three months ended         Year ended
                                                                                           December 31,            December 31,
                                                                                       -------------------     -------------------
                                                                                         2004        2003        2004        2003
                                                                                       -------     -------     -------     -------
Total Institutional Operations
          Net income (loss)                                                            $   242     $   192     $ 1,271     $   849
          Net investment gains (losses), net of income taxes                               (45)       (117)        100        (203)
          Adjustments related to net investment gains (losses), net of income taxes        (21)         58          (5)         58
          Cumulative effect of a change in accounting, net of income taxes                  --         (26)        (60)        (26)
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $   308     $   277     $ 1,236     $ 1,020
                                                                                       =======     =======     =======     =======

Institutional Operations
      Group Life
          Net income (loss)                                                            $    52     $    46     $   376     $   279
          Net investment gains (losses), net of income taxes                               (44)        (53)        (27)        (71)
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $    96     $    99     $   403     $   350
                                                                                       =======     =======     =======     =======

      Retirement & Savings
          Net income (loss)                                                            $   146     $    99     $   689     $   334
          Net investment gains (losses), net of income taxes                                 4         (58)        113        (129)
          Adjustments related to net investment gains (losses), net of income taxes        (15)         58           2          58
          Cumulative effect of a change in accounting, net of income taxes                  --         (26)        (40)        (26)
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $   157     $   125     $   614     $   431
                                                                                       =======     =======     =======     =======

      Non-Medical Health & Other
          Net income (loss)                                                            $    44     $    47     $   206     $   236
          Net investment gains (losses), net of income taxes                                (5)         (6)         14          (3)
          Adjustments related to net investment gains (losses), net of income taxes         (6)         --          (7)         --
          Cumulative effect of a change in accounting, net of income taxes                  --          --         (20)         --
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $    55     $    53     $   219     $   239
                                                                                       =======     =======     =======     =======

Total Individual Operations
          Net income (loss)                                                            $   187     $   162     $   870     $   601
          Net investment gains (losses), net of income taxes                               (35)        (76)         46        (169)
          Adjustments related to net investment gains (losses), net of income taxes         22          65          19         115
          Cumulative effect of a change in accounting, net of income taxes                  --          --          --          --
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $   200     $   173     $   805     $   655
                                                                                       =======     =======     =======     =======

Individual Operations
      Traditional Life
          Net income (loss)                                                            $    65     $    82     $   326     $   297
          Net investment gains (losses), net of income taxes                                15         (43)         80         (89)
          Adjustments related to net investment gains (losses), net of income taxes         18          57          18         101
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $    32     $    68     $   228     $   285
                                                                                       =======     =======     =======     =======

      Variable & Universal Life
          Net income (loss)                                                            $    39     $    11     $   125     $    64
          Net investment gains (losses), net of income taxes                                (1)         (5)          2         (11)
          Adjustments related to net investment gains (losses), net of income taxes         --           1          (1)          1
          Cumulative effect of a change in accounting, net of income taxes                  --          --         (11)         --
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $    40     $    15     $   135     $    74
                                                                                       =======     =======     =======     =======

      Annuities
          Net income (loss)                                                            $    69     $    61     $   390     $   204
          Net investment gains (losses), net of income taxes                               (58)        (31)        (30)        (68)
          Adjustments related to net investment gains (losses), net of income taxes          4           7           2          14
          Cumulative effect of a change in accounting, net of income taxes                  --          --          11          --
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $   123     $    85     $   407     $   258
                                                                                       =======     =======     =======     =======

      Other
          Net income (loss)                                                            $    14     $     8     $    29     $    36
          Net investment gains (losses), net of income taxes                                 9           3          (6)         (2)
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $     5     $     5     $    35     $    38
                                                                                       =======     =======     =======     =======

Total Auto & Home
          Net income (loss)                                                            $    61     $    46     $   208     $   157
          Net investment gains (losses), net of income taxes                                (2)         (7)         (6)        (10)
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $    63     $    53     $   214     $   167
                                                                                       =======     =======     =======     =======

Auto & Home
      Auto
          Net income (loss)                                                            $    29     $    14     $   160     $    52
          Net investment gains (losses), net of income taxes                                (1)         (5)         (5)         (7)
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $    30     $    19     $   165     $    59
                                                                                       =======     =======     =======     =======

                                                                                        Three months ended         Year ended
                                                                                           December 31,            December 31,
                                                                                       -------------------     -------------------
                                                                                         2004        2003        2004        2003
                                                                                       -------     -------     -------     -------
      Homeowners
          Net income (loss)                                                            $    27     $    32     $    43     $   102
          Net investment gains (losses), net of income taxes                                (1)         (2)         (1)         (3)
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $    28     $    34     $    44     $   105
                                                                                       =======     =======     =======     =======

      Other
          Net income (loss)                                                            $     5     $    --     $     5     $     3
          Net investment gains (losses), net of income taxes                                --          --          --          --
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $     5     $    --     $     5     $     3
                                                                                       =======     =======     =======     =======

International
          Net income (loss)                                                            $    19     $    31     $   163     $   208
          Net investment gains (losses), net of income taxes                                (3)         (1)         16           9
          Adjustments related to net investment gains (losses), net of income taxes         (4)         (2)         21          (2)
          Cumulative effect of a change in accounting, net of income taxes                  --          --         (30)         --
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $    26     $    34     $   156     $   201
                                                                                       =======     =======     =======     =======

Reinsurance
          Net income (loss)                                                            $    32     $    31     $   105     $    92
          Net investment gains (losses), net of income taxes                                --          11          15          15
          Adjustments related to net investment gains (losses), net of income taxes          1          --          (1)         --
          Cumulative effect of a change in accounting, net of income taxes                  --          --           5          --
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $    31     $    20     $    86     $    77
                                                                                       =======     =======     =======     =======

Asset Management (1)
          Net income (loss)                                                            $    (3)    $     5     $    25     $    22
          Net investment gains (losses), net of income taxes                                --          (1)         --           6
                                                                                       -------     -------     -------     -------
          Operating earnings (loss)                                                    $    (3)    $     6     $    25     $    16
                                                                                       =======     =======     =======     =======

(1) As previously reported, the company entered into an agreement in the third quarter of 2004 to sell its wholly-owned subsidiary, SSRM Holdings, Inc., to a third party which closed on January 31, 2005. Accordingly, the results of this segment will be reported as discontinued operations in the company's Annual Report on Form 10-K for the year ended December 31, 2004.